Filed Pursuant to Rule 424(b)(5)
Registration No. 333-229090

The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED DECEMBER 15, 2020
 (To the Prospectus dated February 13, 2019)

Shares
Common Stock

ENDRA Life Sciences Inc.

We are offering shares of our common stock, par value $0.0001 per share, pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is traded on the Nasdaq Capital Market under the symbol “NDRA”. On December 14, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.90 per share.

We are an “Emerging Growth Company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary − Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, and under similar headings in the documents that are incorporated by reference into this prospectus supplement for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount and commissions (1)	$	$
Proceeds, before expenses, to us (2)	$	$
________
(1)
We have also agreed to reimburse the underwriter for certain expenses incurred by it, including a non-accountable expense allowance equal to 1.0% of the public offering price and reimbursement of up to $100,000 in accountable expenses. See “Underwriting” for a description of the compensation payable by us to the underwriter.

(2)
We estimate the total expenses payable by us, excluding the underwriting discount and commissions and the 1.0% non-accountable expense allowance but including the reimbursement of the underwriter’s expenses, will be approximately $200,000.

We have granted the underwriter a 45-day option to purchase additional shares of common stock in an amount up to 15% of the shares sold to the public in this offering to cover over-allotments, if any. If the underwriter exercises the option in full, the total underwriting discount payable by us will be $        and the total proceeds to us, before expenses, will be $             ..

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates was $22,210,734 based on 25,784,038 shares of outstanding common stock, of which 24,678,593 shares are held by non-affiliates, and the last reported sale price of our common stock of $0.90 per share on December 14, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. Following the sale of shares in this offering and assuming the underwriter exercises in full its option to purchase additional shares of common stock, we will have sold securities with an aggregate market value of $                pursuant to General Instruction 1.B.6 of Form S-3 during the 12 calendar month period that ends on and includes the date hereof.

The underwriter expects to deliver the shares of common stock to investors on or about December , 2020, subject to customary closing conditions.

ThinkEquity
a division of Fordham Financial Management, Inc.

The date of this prospectus supplement is December     , 2020

TABLE OF CONTENTS

Prospectus Supplement
Page
ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-2
PROSPECTUS SUPPLEMENT SUMMARY	S-4
THE OFFERING	S-7
RISK FACTORS	S-8
USE OF PROCEEDS	S-10
DILUTION	S-11
UNDERWRITING	S-12
LEGAL MATTERS	S-19
EXPERTS	S-13
WHERE YOU CAN FIND MORE INFORMATION	S-13
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-13

Prospectus

ABOUT THIS PROSPECTUS	1
FORWARD-LOOKING STATEMENTS	1
THE COMPANY	2
RISK FACTORS	3
USE OF PROCEEDS	4
DESCRIPTION OF SECURITIES WE MAY OFFER	4
DESCRIPTION OF COMMON STOCK WE MAY OFFER	4
DESCRIPTION OF PREFERRED STOCK WE MAY OFFER	5
PLAN OF DISTRIBUTION	6
LEGAL MATTERS	7
EXPERTS	7
WHERE YOU CAN FIND MORE INFORMATION	7
INCORPORATION BY REFERENCE	8

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined together with all documents incorporated by reference.

In this prospectus supplement, the terms “ENDRA,” “we,” “us,” “our” and the “Company” refer to ENDRA Life Sciences Inc., a Delaware corporation, and its consolidated subsidiary. References to our “common stock” are to the common stock of ENDRA Life Sciences Inc.

This prospectus supplement, and the information incorporated herein by reference, may add, update or change information in the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference to this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized anyone to provide you with additional or different information.  If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we may provide to you in connection with this offering is accurate only as of their respective dates, regardless of time of delivery. Our business, financial condition, results of operations and prospects may have changed since those dates.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements and Other Information Contained In This Prospectus.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

TRADEMARKS

We operate under a number of trademarks, including, among others, “ENDRA” and “TAEUS,” all of which are registered under applicable intellectual property laws. This prospectus supplement and the accompanying prospectus contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus supplement, set forth in the accompanying prospectus or incorporated by reference herein or therein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy”, “future”, “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this prospectus supplement and the documents incorporated by reference regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expectations for revenues, cash flows and financial performance, the anticipated results of our development efforts and the timing for receipt of required regulatory approvals and product launches.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	our limited commercial experience, limited cash and history of losses;

●	our ability to obtain adequate financing to fund our business operations in the future;

●	our ability to achieve profitability;

●	our ability to develop a commercially feasible application based on our Thermo-Acoustic Enhanced Ultrasound (“TAEUS”) technology;

●	market acceptance of our technology;

●	uncertainties associated with COVID-19, or coronavirus, including its possible effects on our operations;

●	results of our human studies, which may be negative or inconclusive;

●	our ability to find and maintain development partners;

●	our reliance on third parties, collaborations, strategic alliances and licensing arrangements to complete our business strategy;

●	the amount and nature of competition in our industry;

●	our ability to protect our intellectual property;

●	potential changes in the healthcare industry or third-party reimbursement practices;

●	delays and changes in regulatory requirements, policy and guidelines including potential delays in obtaining required regulatory approvals;

●	our ability to maintain CE mark certification and secure required U.S. Food and Drug Administration (“FDA”) and other governmental approvals for our TAEUS applications;

●	our ability to regain compliance with Nasdaq listing standards;

●	our ability to comply with regulation by various federal, state, local and foreign governmental agencies and to maintain necessary regulatory clearances or approvals;

●	our dependence on our senior management team; and

●
the other risks and uncertainties described in “Risk Factors” beginning on page S-8 of this prospectus supplement and in Part I, Item 1A, Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in Part II, Item 1A, Risk Factors of subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Any forward-looking statement made by us in this prospectus supplement is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus supplement, the accompanying prospectus and the documents referenced herein or therein and filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary may not contain all of the information that is important to you or that you should consider before making an investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you, before deciding whether to invest in our common stock. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether an investment in our common stock is appropriate for you.

About ENDRA Life Sciences Inc.

We are leveraging experience with pre-clinical enhanced ultrasound devices to develop technology for increasing the capabilities of clinical diagnostic ultrasound in order to broaden patient access to the safe diagnosis and treatment of a number of significant medical conditions in circumstances where expensive X-ray computed tomography (“CT”) and magnetic resonance imaging (“MRI”) technology, or other diagnostic technologies such as surgical biopsy, are unavailable or impractical.

In 2010, we began marketing and selling our Nexus 128 system, which combined light-based thermoacoustics and ultrasound to address the imaging needs of researchers studying disease models in pre-clinical applications. Building on this expertise in thermoacoustics, we have developed a next-generation technology platform — Thermo Acoustic Enhanced Ultrasound, or TAEUS — which is intended to enhance the capability of clinical ultrasound technology and support the diagnosis and treatment of a number of significant medical conditions that currently require the use of expensive CT or MRI imaging or where imaging is not practical using existing technology. We ceased production of our Nexus 128 system as of January 1, 2019 and stopped providing service support and parts for all existing Nexus 128 systems as of July 1, 2019 in order to focus our resources on the development of our TAEUS technology.

Unlike the near-infrared light pulses used in our legacy Nexus 128 system, our TAEUS technology uses radio frequency (“RF”) pulses to stimulate tissues, using a small fraction (less than 1%) of the energy that would be transmitted into the body during an MRI scan. The use of RF energy allows our TAEUS technology to penetrate deep into tissue, enabling the imaging of human anatomy at depths equivalent to those of conventional ultrasound. The RF pulses are absorbed by tissue and converted into ultrasound signals, which are detected by an external ultrasound receiver and a digital acquisition system that is part of the TAEUS system. The detected ultrasound is processed into images and other forms of data using our proprietary algorithms and displayed to complement conventional gray-scale ultrasound images. The TAEUS imaging concept is illustrated below:

We believe that our TAEUS technology has the potential to add a number of new capabilities to conventional ultrasound and thereby enhance the utility of both existing and new ultrasound systems and extend the use of ultrasound technology to circumstances that either currently require the use of expensive CT or MRI imaging systems, where imaging is not practical using existing technology, or where other assessment tools such as surgical biopsy are required.

Our TAEUS platform is not intended to replace CT or MRI systems, both of which are versatile imaging technologies with capabilities and uses beyond the focus of our business. However, they are also expensive, with a CT system costing approximately $1 million and an MRI system costing up to $3 million. In addition, and in contrast to ultrasound systems, due to their limited number and the fact that they are usually fixed-in-place at major medical facilities, CT or MRI systems are frequently inaccessible to patients. Ultrasound systems are more broadly available to patients than either CT or MRI systems. There are an estimated one million ultrasound systems globally in use generating over 400 million annual diagnostic ultrasound procedures globally. Sales of ultrasound diagnostic equipment were approximately $4.4 billion globally in 2017 and an estimated 30,000 to 50,000 new and replacement ultrasound systems are sold into the market annually. Ultrasound systems are relatively inexpensive compared to CT and MRI systems, with smaller portable ultrasound systems costing as little as $10,000 and new cart-based ultrasound systems costing between $75,000 and $200,000. These numbers cover all types of diagnostic ultrasound procedures, including systems intended for cardiology, prenatal and abdominal use. However, we do not currently intend to address ultrasound systems focused on applications in prenatal care, where we believe our TAEUS technology will not substantially impact patient care. Accordingly, we define our addressable market for one or more of our TAEUS applications at approximately 365,000 cart-based ultrasound systems currently in use throughout the world.

Many ultrasound systems are designed to be moved by an operator from room to room, or closer to patients. CT and MRI systems are stationary systems, requiring the patient to travel to a medical center; there are only approximately 14,000 CT systems and 12,000 MRI systems located in the United States. Ultrasound technology does not present the same safety concerns as CT and MRI technology, since ultrasound does not emit ionizing radiation and ultrasound contrast agents are considered to be generally safe. The ultrasound’s imaging capabilities, however, are more limited compared to CT and MRI technologies, which are able to measure tissue temperature during thermal ablation surgery or quantify fat to diagnose early stage liver disease.

To demonstrate the capabilities of our TAEUS platform, we have conducted various internal ex-vivo laboratory experiments and limited internal in-vivo large animal studies. In our ex-vivo and in-vivo testing, we have demonstrated that the TAEUS platform has the following capabilities and potential clinical applications:

Tissue Composition: Our TAEUS technology enables ultrasound to distinguish fat from lean tissue. This capability would enable the use of TAEUS-enhanced ultrasound for the early identification, staging and monitoring of nonalcoholic fatty liver disease, or NAFLD, a precursor to nonalcoholic steatohepatitis (“NASH”), liver fibrosis, cirrhosis and liver cancer.

Temperature Monitoring: Our TAEUS technology enables traditional ultrasound to visualize changes in tissue temperature, in real time. This capability would enable the use of TAEUS-enhanced ultrasound to guide thermoablative therapy, which uses heat or cold to remove tissue, such as in the treatment of cardiac atrial fibrillation, or removal of cancerous liver and kidney lesions, with greater accuracy.

Vascular Imaging: Our TAEUS technology enables ultrasound to view blood vessels from any angle, using only a saline solution contrasting agent, unlike Doppler ultrasound, which requires precise viewing angles. This capability would enable the use of TAEUS-enhanced ultrasound to easily identify arterial plaque or malformed vessels.

Tissue Perfusion: Our TAEUS technology enables ultrasound to image blood flow at the capillary level in a region, organ or tissue. This capability could be used to assist physicians in characterizing microvasculature fluid flows symptomatic of damaged tissue, such as internal bleeding from trauma, or diseased tissue, such as certain cancers.

The first TAEUS application we intend to commercialize is our NAFLD TAEUS application addressing liver tissue composition. Our initial target market for this application is the European Union. For commercial reasons and to support our application for CE marking, which is required before we can sell the application in the European Union, we engaged the Centre for Imaging Technology Commercialization, a contract research organization, to initiate human studies through Canada-based Robarts Research Institute to demonstrate our NAFLD TAEUS application’s ability to distinguish fat from lean tissue. In December 2018, Robarts Research Institute completed its initial healthy subject enrollment and data collection of 25 subjects and received authorization from Health Canada to expand the study to 50 subjects. In September 2019, we announced the completion and reported top-level findings of the expanded study, which was included in our TAEUS liver device technical file submission for device CE mark. We received CE mark approval for our TAEUS FLIP (Fatty Liver Imaging Probe) NAFLD application in March 2020. In June 2020, we submitted a 510(k) Application to the FDA for our TAEUS FLIP system. We expect that initial FDA clearance will allow us to sell the NAFLD TAEUS application in the U.S. with general imaging claims. However, we will need to obtain additional FDA clearances to be able to make diagnostic claims for fatty tissue content determination. Accordingly, to support our commercialization efforts we expect that, following receipt of our initial FDA clearance, we will submit one or more additional applications to the FDA, each of which will need to include additional clinical trial data, so that following receipt of the necessary clearances we may make those diagnostic claims.

After required regulatory approvals, our TAEUS technology can be added as an accessory to existing ultrasound systems, helping to improve clinical decision-making on the front lines of patient care, without requiring substantially new clinical workflows or large capital investments. We also intend to develop TAEUS for incorporation into new ultrasound systems manufactured by companies such as GE Healthcare.

Because of the large number of traditional ultrasound systems currently in global use, we are first developing our TAEUS technology for sale as an aftermarket accessory that works with existing ultrasound systems. Because our TAEUS technology is designed to enhance the utility of, not replace, conventional ultrasound, we believe healthcare providers will be able to increase the utilization of, and generate new revenue from, their existing ultrasound systems once we obtain required regulatory approval for specific applications. Based on our design work and our understanding of the ultrasound accessory market, we intend to price our initial NAFLD TAEUS application at a price point approximating $50,000, which may enable purchasers to recoup their investment by performing a relatively small number of additional ultrasound procedures. We further believe that clinicians will be attracted to our technology because it will enable them to perform more procedures with existing ultrasound equipment, thereby retaining more imaging patients in their clinics rather than referring patients out to a regional medical center for a CT or MRI scan.

Each of our TAEUS platform applications will require regulatory approvals before we are able to sell or license the application. Based on certain factors, such as the installed base of ultrasound systems, availability of other imaging technologies, such as CT and MRI, economic strength and applicable regulatory requirements, we are seeking initial approval of our applications for sale in the European Union and plan to seek additional approval in the United States and China.

Recent Developments

Termination of September 2020 At-The-Market Issuance Sales Agreement

In September 2020, the Company entered into an At-The-Market Issuance Sales Agreement (the “ATM Agreement”) with Ascendiant Capital Markets, LLC (“Ascendiant”) to sell shares of the Company’s common stock for aggregate gross proceeds of up to $6.8 million, from time to time, through an at-the-market equity offering program under which Ascendiant acted as sales agent. The Company sold an aggregate of approximately 584,000 shares of common stock for gross proceeds of approximately $473,000 under the ATM Agreement. The ATM Agreement was terminated effective December 15, 2020.

General Company Information

We were incorporated in Delaware in July 2007. Our corporate headquarters is located at 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105-1570. The telephone number of our principal executive office is (734) 335-0468. Our website can be accessed at www.endrainc.com. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The information below is only a summary of more detailed information included elsewhere in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that is important to you or that you should consider before making a decision to invest in our common stock. Please read this entire prospectus supplement and the accompanying prospectus, including the risk factors, carefully.

Common stock offered by us	shares of our common stock.
Public offering price	$ per share
Over-allotment option	We have granted the underwriter a 45-day option to purchase up to additional shares of common stock to cover over-allotments, if any.

Common stock to be outstanding after this offering	shares (or shares if the underwriter exercises its over-allotment option in full). (1)(2)

Use of proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” for additional information.

Risk factors
Investing in our common stock involves significant risks. See the section entitled “Risk Factors” beginning on page S-8 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	Our common stock is currently listed on the Nasdaq Capital Market under the symbol “NDRA.”

(1)
The number of shares of our common stock to be outstanding after this offering is based on 25,784,038 shares of common stock outstanding as of December 14, 2020 and excludes the following:

●
1,932,000 shares of common stock issuable upon the exercise of outstanding warrants issued in our initial public offering listed on the Nasdaq Capital Market under the symbol “NDRAW,” at an exercise price of $6.25 per share;

●
4,164,540 shares of common stock issuable upon the exercise of outstanding unregistered warrants, at a weighted average exercise price of $1.12 per share;

●
218,733 shares of common stock issuable upon the conversion of outstanding shares of Series A Convertible Preferred Stock;

●
3,457,874 shares of common stock issuable upon the exercise of outstanding stock options issued pursuant to our 2016 Omnibus Incentive Plan (the “Incentive Plan”) at a weighted average exercise price of 2.16 per share; and

●
2,403,784 shares of common stock reserved for future issuance under our Incentive Plan.

(2)
Except as otherwise indicated herein, all information in this prospectus assumes no exercise of the underwriter’s over-allotment option.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors and the risk factors discussed under “Item 1A - Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in Part II, Item 1A, Risk Factors of subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement in their entirety, together with all of the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus.

If any of the events described in these risk factors actually occurs, or if additional risks and uncertainties that are not presently known to us or that we currently deem immaterial later materialize, then our business, prospects, results of operations and financial condition could be materially adversely affected.  In that event, the trading price of our securities could decline, and you may lose all or part of your investment in our securities.  The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

As an investor, you may lose all of your investment.

Investing in our securities involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

Management will have broad discretion as to the use of proceeds from this offering and may not use them effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and our stockholders will not have the opportunity as part of their investment decisions to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, in our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

You will suffer immediate and substantial dilution in the net tangible book value per share of the common stock that you purchase in this offering.

Because the offering price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. For a further description of the dilution that investors in this offering will experience, see “Dilution.”

Investors in this offering will also be subject to increased dilution upon the exercise of outstanding stock options and warrants.

Future sales of common stock by stockholders may have an adverse effect on the then prevailing market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline and could impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

You may experience dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be lower than the price per share paid by investors in this offering.

We have not paid dividends in the past and have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to further develop our technology and potential products and to cover operating costs. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend. Therefore, you should not expect to receive cash dividends on the common stock we are offering.

If we fail to regain compliance with the minimum closing bid requirement of the Nasdaq Capital Market or to satisfy other requirements for continued listing, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is currently traded on the Nasdaq Capital Market. To maintain this listing, we must satisfy Nasdaq’s continued listing requirements, including, among other things, a minimum closing bid price requirement of $1.00 per share under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”).

On April 24, 2020, we received a notification letter from Nasdaq informing us that, for 30 consecutive business days, the bid price of our common stock had closed below $1.00 per share. This notice had no immediate effect on our Nasdaq listing, and we have 180 calendar days from July 1, 2020, or until December 28, 2020, to regain compliance.

The closing bid price of our common stock must be at least $1.00 per share for a minimum of ten consecutive business days to regain compliance with the Bid Price Rule. If by December 28, 2020 we have not regained compliance with the Bid Price Rule, a second 180-day compliance period may be available, provided (i) we meet the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on Nasdaq (except for the Bid Price Rule), and (ii) we provide written notice to Nasdaq of our intention to cure this deficiency during the second compliance period by effecting a reverse stock split, if necessary.

As of the date of this prospectus supplement, we have not regained compliance with the Bid Price Rule. Furthermore, the issuance and sale of new shares of common stock in this offering could have the effect of depressing the market price of our common stock, adversely affecting our timely regaining compliance with the Bid Price Rule. If our common stock were delisted from the Nasdaq Capital Market, it could lead to a number of negative implications, including, among other things, reduced liquidity in our common stock, the loss of federal preemption of state securities laws and greater difficulty in obtaining financing. Additionally, in the event of delisting we would no longer be eligible to use Form S-3, on which this offering is dependent.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $      million from this offering, or approximately $          million if the underwriter exercises its over-allotment option in full, in each case after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for working capital and other general corporate purposes. We have not yet determined the amount of net proceeds to be used specifically for any particular purposes or the timing of these expenditures. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities, and investors will be relying on our judgment regarding the application of the net proceeds from this offering.

Pending our use of the net proceeds from this offering, we intend to maintain the net proceeds as cash deposits or cash management instruments, such as U.S. government securities or money market mutual funds.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DILUTION

If you purchase shares of common stock in this offering, you will experience dilution to the extent of the difference between the public offering price per share in this offering and our pro forma net tangible book value per share immediately after this offering.

Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Our historical net tangible book value as of September 30, 2020 was approximately $2.3 million, or $0.09 per share of common stock. After giving effect to the sale of shares of our common stock in this offering, and after deducting the underwriting discount and estimated offering expenses payable by us, our net tangible book value as of September 30, 2020 would have been approximately $               , or $                 per share of common stock. This represents an immediate increase in net tangible book value of approximately $             per share to existing stockholders and an immediate dilution in net tangible book value of approximately $             per share to investors in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share	$
Net tangible book value per share as of September 30, 2020	$0.09
Increase in net tangible book value per share attributable to this offering	$
As adjusted tangible book value per share, after giving effect to this offering	$
Dilution per share to investors in this offering	$

If the underwriter exercises in full its option to purchase additional shares of common stock, the net tangible book value per share after giving effect to this offering would be approximately $         per share, which amount represents an immediate increase in net tangible book value of approximately $        per share of our common stock to existing stockholders and an immediate dilution in net tangible book value of approximately $              per share of our common stock to investors purchasing shares in this offering.

The above discussion and tables are based on 25,015,710 shares of common stock outstanding as of September 30, 2020 and exclude the following:

●	An aggregate of 583,633 shares of common stock issued subsequent to September 30, 2020 pursuant to the ATM Agreement;

●
1,932,000 shares of common stock issuable upon the exercise of outstanding warrants issued in our initial public offering listed on the Nasdaq Capital Market under the symbol “NDRAW,” at an exercise price of $6.25 per share;

●	4,164,540 shares of common stock issuable upon the exercise of outstanding unregistered warrants, at a weighted average exercise price of $1.12 per share;
●	218,722 shares of common stock issuable upon the conversion of outstanding shares of Series A Convertible Preferred Stock;

●
3,457,874 shares of common stock issuable upon the exercise of outstanding stock options issued pursuant to our 2016 Omnibus Incentive Plan (the “Incentive Plan”) at a weighted average exercise price of $1.12 per share;

●	247,714 shares of common stock subject to outstanding restricted stock units issued pursuant to our Incentive Plan; and

●	2,457,784 shares of common stock reserved for future issuance under our Incentive Plan.

UNDERWRITING

ThinkEquity, a division of Fordham Financial Management, Inc., or the underwriter, is serving as the sole underwriter of this offering. We have entered into an underwriting agreement dated December , 2020 with the underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriters	Number of Shares
ThinkEquity, a division of Fordham Financial Management, Inc.
Total

The underwriter is committed to purchase all shares offered by us other than those covered by the over-allotment option described below, if any are purchased. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, the underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares offered by us in this prospectus are subject to various representations and warranties and other customary conditions specified in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the shares of common stock subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriter to purchase up to an aggregate of additional shares of common stock (equal to 15% of the shares of common stock sold in this offering) at the public offering price per share, less underwriting discounts and commissions, solely to cover over-allotments, if any. If the underwriter exercises this option in whole or in part, then the underwriter will be committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of common stock.

Discounts, Commissions and Reimbursement

The underwriter has advised us that it proposes to offer the shares of common stock to the public at the initial public offering price per share set forth on the cover page of this prospectus. The underwriter may offer shares to securities dealers at that price less a concession of not more than $ per share of which up to $ per share may be reallowed to other dealers. After the initial offering to the public, the public offering price and other selling terms may be changed by the underwriter.

The following table summarizes the underwriting discounts and commissions, non-accountable underwriter’s expense allowance and proceeds, before other expenses, to us assuming both no exercise and full exercise by the underwriter of its over-allotment option:

Total
	Per Share	Offering without Over-Allotment Option	Offering with Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions (7.0%)	$	$	$
Non-accountable expense allowance (1.0%)	$	$	$
Proceeds, before expenses, to us	$	$	$
____________

We have also agreed to reimburse certain accountable out-of-pocket expenses of the underwriter relating to this offering as set forth in the underwriting agreement, up to a maximum of $100,000, including the fees and expenses of the underwriter’s legal counsel. We have paid an expense deposit of $35,000 to (or on behalf of) the underwriter, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriter in connection with this offering, and will be reimbursed to us to the extent not incurred in accordance with FINRA Rule 5110(f)(2)(C).

We estimate that the total expenses of this offering payable by us, not including underwriting discounts, commissions and expenses, will be approximately $200,000.

Underwriter’s Warrants

Upon the closing of this offering, we have agreed to issue to the underwriter warrants to purchase a number of shares of common stock equal in the aggregate to 4% of the total shares sold in this public offering. The warrants will be exercisable at a per share exercise price equal to 125% of the public offering price per share of common stock sold in this offering. The warrants are exercisable at any time and from time to time, in whole or in part, during the four-and-½-year period commencing six months after the effective date of the registration statement related to this offering.

The warrants and the shares of common stock underlying the warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriter, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the warrants or the securities underlying the warrants, nor will the underwriter engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying shares for a period of 180 days from the offering. Additionally, the warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the offering except to any underwriter and selected dealer participating in this offering and their bona fide officers or partners. The warrants will provide for adjustment in the number and price of the warrants and the shares of common stock underlying such warrants in the event of recapitalization, merger, stock split or other structural transaction.

Right of First Refusal

Until five (5) months from the closing of this offering, subject to certain exceptions, the underwriter shall have an irrevocable right of first refusal to act as sole and exclusive investment banker, sole and exclusive book-runner, sole and exclusive financial advisor, sole and exclusive underwriter and/or sole and exclusive placement agent, at the underwriter’s sole discretion, for future public and private equity offerings for our company, or any successor to or any subsidiary of our company, including all equity linked financings, on terms customary to the underwriter. The underwriter shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation. The underwriter will not have more than one opportunity to waive or terminate the right of first refusal in consideration of any such transaction.

Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

We agreed that for a period of 60 days after the closing of this offering we will not, without the prior written consent of the underwriter and subject to certain exceptions, directly or indirectly:

●
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock;

●
ile or caused to be filed any registration statement with SEC relating to the offering of any shares of our capital or any securities convertible into or exercisable or exchangeable for shares of our capital stock;

●
complete any offering of our debt securities, other than entering into a line of credit with a traditional bank; or

●
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction is to be settled by delivery of shares of capital stock or such other securities, in cash or otherwise.

In addition, each of our directors and officers have agreed that for a period of (i) 3 months after the date of this prospectus without the prior written consent of the underwriter and subject to certain exceptions, they will not directly or indirectly:

●
offer, issue, pledge, sell, contract to sell, grant, encumber, lend, or otherwise transfer or dispose of, directly or indirectly, any of our common stock or any securities convertible into or exercisable or exchangeable for common stock, whether now owned or hereafter acquired or with respect to which a director or officer has or hereafter acquires the power of disposition;

●
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock or any securities convertible into or exercisable or exchangeable for common stock, whether any such transaction is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise;

●
make any demand for or exercise any right with respect to the registration of any common stock or any securities convertible into or exercisable or exchangeable for common stock; or

●
publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any common stock or any securities convertible into or exercisable or exchangeable for common stock.

Notwithstanding the foregoing, these lock-up agreements permit transfers of shares of common stock pursuant to certain Rule 10b5-1 plans of our directors and officers that were in effect prior to the date of the applicable lock-up agreement and provide for other limited exceptions.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members. The underwriter may agree to allocate a number of securities to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while this offering is in progress.

Over-allotment transactions involve sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any short position by exercising its over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which it may purchase shares through exercise of the over-allotment option. If the underwriter sells more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in this offering.

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the securities and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded

Other Relationships

The underwriter and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Offer Restrictions Outside The United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, or the Prospectus Directive, as implemented in Member States of the European Economic Area, or a Relevant Member State, from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●
to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●
to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●
to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of our company or any underwriter for any such offer; or

●
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers, or AMF. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority, or the ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ-$$-Aga e la Borsa), or CONSOB, pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998, or Decree No.58, other than:

●
to Italian qualified investors, or Qualified Investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999, or Regulation no. 1197l, as amended; and

●
in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●
made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No.58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●
in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended, or the FIEL, pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended, or FSMA) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005, or FPO, (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

K&L Gates LLP, Charlotte, North Carolina, will pass upon certain legal matters relating to this offering. Sichenzia Ross Ference LLP, New York, New York, is counsel for the underwriter in connection with certain legal matters related to this offering.

EXPERTS

The financial statements of ENDRA Life Sciences Inc. as of December 31, 2019 and December 31, 2018 included in the Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by RBSM LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. We have incorporated these financial statements by reference in reliance upon the report of RBSM LLP, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. Our SEC filings are and will become available to the public over the Internet at the SEC’s website at www.sec.gov. You can also find our public filings on our website at www.cuebiopharma.com. Our website and the information contained therein or connected thereto are not part of this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock being offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of that registration statement but do not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus supplement, you should refer to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s website referred to above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement.

We incorporate by reference the documents and reports listed below:

●	our annual report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 26, 2020;

●
our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020, which were filed with the SEC on May 14, 2020, August 14, 2020 and November 16, 2020;

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our Current Reports on Form 8-K filed with the SEC on January 15, 2020, March 10, 2020, March 27, 2020, April 3, 2020, April 13, 2020, April 27, 2020, June 18, 2020, July 22, 2020, August 21, 2020, September 24, 2020, September 25, 2020 and December 15, 2020 (in each case, other than any information furnished rather than filed);

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 29, 2020; and

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the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-37969) filed with the SEC on December 16, 2016, including any amendment or reports filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of this prospectus supplement until the termination of this offering shall be deemed incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part of this prospectus supplement from the date of filing of those documents.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to ENDRA Life Sciences Inc., 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105; Telephone: (734) 335-0468. Copies of the above reports may also be accessed from our website at www.endrainc.com. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.

We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein. Accordingly, you should not rely on any information that is not contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of the front cover of this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies, supersedes or replaces such statement.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-229090

ENDRA Life Sciences Inc.

Prospectus

$20,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

 This prospectus relates to common stock, preferred stock, debt securities and warrants that ENDRA Life Sciences Inc. may sell from time to time in one or more offerings on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock trades on the Nasdaq Capital Market under the symbol “NDRA.” On December 27, 2018, the last reported sale price for our Common Stock was $1.78 per share. Warrants issued in our May 2017 initial public offering are traded on the Nasdaq Capital Market under the symbol “NDRAW.”

We are an “Emerging Growth Company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary − Implications of Being an Emerging Growth Company.”

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY SUCH PROSPECTUS SUPPLEMENT. SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 13, 2019.

Table of Contents

Page

ABOUT THIS PROSPECTUS	1
FORWARD-LOOKING STATEMENTS	1
THE COMPANY	2
RISK FACTORS	3
USE OF PROCEEDS	3
DESCRIPTION OF SECURITIES WE MAY OFFER	3
DESCRIPTION OF COMMON STOCK WE MAY OFFER	4
DESCRIPTION OF PREFERRED STOCK WE MAY OFFER	4
DESCRIPTION OF DEBT SECURITIES WE MAY OFFER	5
DESCRIPTION OF WARRANTS WE MAY OFFER	13
DESCRIPTION OF UNITS WE MAY OFFER	14
PLAN OF DISTRIBUTION	15
LEGAL MATTERS	16
EXPERTS	16
WHERE YOU CAN FIND MORE INFORMATION	16
INCORPORATION BY REFERENCE	16

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special consideration that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

Unless otherwise stated or the context requires otherwise, references to “ENDRA”, the “Company,” “we,” “us” or “our” are to ENDRA Life Sciences Inc and its subsidiaries.

FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “estimate,” “goal,” “anticipate,” “project” or other comparable terms. All statements other than statements of historical facts included in this prospectus regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding: expectations for revenues, cash flows and financial performance, the anticipated results of our development efforts and the timing for receipt of required regulatory approvals and product launches.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside our control. Our actual results and financial condition may differ materially from those in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

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our limited commercial experience, limited cash and history of losses;

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our ability to obtain adequate financing to fund our business operations in the future;

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our ability to achieve profitability;

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our ability to develop a commercially feasible application based on our TAEUS technology;

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market acceptance of our technology;

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results of our human studies, which may be negative or inconclusive;

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our ability to find and maintain development partners;

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our reliance on collaborations and strategic alliances and licensing arrangements;

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the amount and nature of competition in our industry;

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our ability to protect our intellectual property;

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potential changes in the healthcare industry or third-party reimbursement practices;

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delays and changes in regulatory requirements, policy and guidelines including potential delays in submitting required regulatory applications for CE mark certification or FDA approval;

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our ability to obtain CE mark certification and secure required FDA and other governmental approvals for our TAEUS applications;

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our ability to comply with regulation by various federal, state, local and foreign governmental agencies and to maintain necessary regulatory clearances or approvals; and

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the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of this prospectus.

We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

THE COMPANY

We are leveraging experience with pre-clinical enhanced ultrasound devices to develop technology for increasing the capabilities of clinical diagnostic ultrasound, to broaden patient access to the safe diagnosis and treatment of a number of significant medical conditions in circumstances where expensive X-ray computed tomography (“CT”) and magnetic resonance imaging (“MRI”) technology is unavailable or impractical.

In 2010, we began marketing and selling our Nexus 128 system, which combined light-based thermoacoustics and ultrasound to address the imaging needs of researchers studying disease models in pre-clinical applications. Building on this expertise in thermoacoustics, we have developed a next-generation technology platform — Thermo Acoustic Enhanced Ultrasound, or TAEUS — which is intended to enhance the capability of clinical ultrasound technology and support the diagnosis and treatment of a number of significant medical conditions that currently require the use of expensive CT or MRI imaging or where imaging is not practical using existing technology.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” until December 31, 2022, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. We are choosing to “opt out” of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards, but intend to take advantage of the other exemptions discussed above.

We are also currently considered a “smaller reporting company,” which generally means that we have a public float of less than $250 million. If we are still considered a “smaller reporting company” at such time as we cease to be an “emerging growth company,” we will be subject to increased disclosure requirements. However, the disclosure requirements will still be less than they would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their Securities and Exchange Commission, or SEC, filings, including, among other things, being required to provide only two years of audited financial statements in annual reports.

Corporate Information

We were incorporated in Delaware in July 2007 and have a wholly-owned subsidiary, ENDRA Life Sciences Canada Inc. Our corporate headquarters is located at 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105-1570. Our website can be accessed at www.endrainc.com. The telephone number of our principal executive office is (734) 335-0468. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus.

 RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

We currently intend to use the estimated net proceeds from the sale of these securities for working capital and general corporate purposes, including to fund our product development efforts and to fund our commercialization activities for our TAEUS technology. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings, the following securities:

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shares of common stock;

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shares of preferred stock;

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debt securities, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities;

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warrants for the purchase of debt securities, preferred stock or common stock; and

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units consisting of two or more of the foregoing.

Set forth below is a description of the common stock and preferred stock that may be offered under this prospectus. We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the debt securities and warrants that may be offered under this prospectus. The terms of the offering of our common stock, preferred stock or any such other securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.

We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of any such underwriters, dealers or agents, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

The following summary description of our common stock is based on the provisions of our certificate of incorporation and bylaws, and the applicable provisions of the General Corporation Law of the State of Delaware. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), and our amended and restated bylaws (the “Bylaws”) and the General Corporation Law of the State of Delaware. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, see the discussion below under the heading “Where You Can Find More Information.”

We may offer our common stock issuable upon the conversion of debt securities or preferred stock and upon the exercise of warrants.

Authorized Capital

We currently have authority to issue 50,000,000 shares of our common stock, par value of $0.0001 per share. As of December 28, 2018, 7,422,642 shares of our common stock were issued and outstanding, held of record by 32 stockholders. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Voting Rights

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name.  No holder of common stock is entitled to cumulate votes in voting for directors.

Dividend and Liquidation Rights

The holders of outstanding shares of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The shares of our common stock are neither redeemable nor convertible. Holders of our common stock have no preemptive or subscription rights to purchase any of our securities. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities.  All of the outstanding shares of our common stock are fully paid and non-assessable.

We have never paid any cash dividends on our common stock.

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “NDRA.”

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

This section describes the general terms and provisions of the preferred stock we may offer. This information may not be complete in all respects and is qualified entirely by reference to our Certificate of Incorporation, with respect to each series of preferred stock. The specific terms of any series will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by our Certificate of Incorporation and by the certificate of designations relating to that series. We will file the certificate of designations with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

Authorized Preferred Stock

Our Certificate of Incorporation authorizes us to issue 10,000,000 shares of preferred stock, par value $0.0001 per share. As of December 28, 2018, we had no shares of preferred stock issued and outstanding. Our authorized but unissued shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Our board of directors has the authority to issue preferred stock in one or more series and to fix the designations, powers, rights, preferences, qualifications, limitations and restrictions thereof. These designations, powers, rights and preferences could include voting rights, dividend rights, dissolution rights, conversion rights, exchange rights, redemption rights, liquidation preferences, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action. No shares of our preferred stock are currently issued and outstanding.

Specific Terms of a Series of Preferred Stock

The preferred stock we may offer will be issued in one or more series. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

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the designations and stated value per share;

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the number of shares offered;

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the amount of liquidation preference per share;

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the public offering price at which the preferred stock will be issued;

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the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

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any redemption or sinking fund provisions;

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any conversion or exchange rights; and

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any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of ENDRA, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will be issued under an indenture between us and a trustee qualified to act as such under the Trust Indenture Act of 1939. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which the debt securities are issued as supplemented by any supplemental indenture applicable to the debt securities. We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES YOUR RIGHTS AS A HOLDER OF THE DEBT SECURITIES.

Information You Will Find in the Prospectus Supplement

The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

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the title and denominations of the debt securities of the series;

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any limit on the aggregate principal amount of the debt securities of the series;

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the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

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the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

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the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;

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the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payment periods;

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the place or places where the principal and interest on the series of debt securities will be payable;

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the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

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our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

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the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

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if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

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if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

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any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

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the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;

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the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;

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whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

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any addition to or change in the events of default with respect to the debt securities of the series;

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the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

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the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

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the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination;

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any other terms of the debt securities of the series which are not prohibited by the indenture; and

Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, and the prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture, any board resolution establishing such debt securities and any applicable indenture supplement.

Senior Debt

We may issue senior debt securities under the indenture. Unless otherwise set forth in the applicable indenture supplement and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.

Subordinated Debt

We may issue subordinated debt securities under the indenture. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and any applicable indenture supplement, to all of our senior indebtedness.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Senior Subordinated Debt

We may issue senior subordinated debt securities under the indenture. These senior subordinated debt securities will be, to the extent and in the manner set forth in the applicable indenture supplement, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt. See the discussions above under “—Senior Debt” and “—Subordinated Debt” for a more detailed explanation of our senior and subordinated indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a variable rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:

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any discounted debt securities; and

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any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depository or with a nominee for a depository identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

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by the depository for the registered global security to a nominee of the depository;

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by a nominee of the depository to the depository or another nominee of the depository; and

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by the depository or any nominee to a successor of the depository or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depository arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depository arrangements.

Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depository. These persons are referred to as “participants.” Any underwriters, agents or dealers participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depository for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

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may not have the debt securities represented by a registered global security registered in their names;

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will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

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will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payment of Interest on and Principal of Registered Global Securities

We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depository or its nominee to the depository or its nominee as the registered owner of the registered global security. None of ENDRA, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

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any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

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maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

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the payments to beneficial owners of the global security of amounts paid to the depository or its nominee; or

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any other matter relating to the actions and practices of the depository, its nominee or any of its participants.

We expect that the depository, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depository’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

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the depository for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act; and

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we do not appoint a successor depository within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by ENDRA

The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

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failure to pay when due any interest on any debt security of that series, continued for 30 days;

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failure to pay when due the principal of, or premium, if any, on, any debt security of that series;

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failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 90 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

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certain events of bankruptcy, insolvency or similar proceedings affecting us; and

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any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.

Supplemental Indentures

We and the trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:

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to add guarantees to or secure any series of debt securities;

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to provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

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to surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

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to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

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to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

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to add to or change any of the provisions of the indenture to supplement any of the provisions of the indenture in order to permit the defeasance and discharge of any series of debt securities pursuant to the indenture, so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

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to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

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to evidence and provide for the acceptance of appointment by a successor or separate trustee; and

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to establish the form or terms of debt securities of any series and to make any change that does not adversely affect the interests of the holders of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

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change the final maturity of the principal of, or any installment of interest on, any debt securities;

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reduce the principal amount of any debt securities or the rate of interest on any debt securities;

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change the currency in which any debt securities are payable;

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impair the right of the holders to conduct a proceeding for any remedy available to the trustee;

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reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture;

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modify the ranking or priority of the securities; or

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reduce any premium payable upon the redemption of any debt securities.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.

In addition, we have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).

The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.

Mergers, Consolidations and Certain Sales of Assets

We may not:

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consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

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transfer, lease or dispose of all or substantially all of our assets to any other person or entity,

unless:

o
the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

o
immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

o
we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

The phrase “substantially all” of our assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “substantially all” of our assets has occurred.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, incorporator or stockholder of ENDRA, as such, shall have any liability for any obligations of ENDRA under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her, or its status as director, officer, incorporator or stockholder of ENDRA. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

Conversion or Exchange Rights

Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

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the conversion or exchange price;

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the conversion or exchange period;

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provisions regarding our ability or that of the holder to convert or exchange the debt securities;

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events requiring adjustment to the conversion or exchange price; and

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provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.

The indenture contains limitations on the right of the trustee, should it become a creditor of ENDRA, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If the trustee acquires an interest that conflicts with any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Any issue of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement which we will file with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue any warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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the price at which the securities purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise.

As of December 28, 2018, warrants to purchase a total of 2,575,833 shares of common stock at a weighted average exercise price of $6.40 per share were outstanding. Warrants to purchase total of 1,932,000 shares of common stock that were issued as part of the units issued in our initial public offering, which expire in May 2022 and have an exercise price of $6.25 per share. Warrants to purchase a total of 154,560 shares of common stock issued to the underwriters in our initial public offering also expire in May 2022 and have an exercise price of $6.25 per share. Warrants to purchase a total of 118,737 shares of common stock expire in May 2020 and have an exercise price of $20.03 per share. Warrants to purchase a total of 10,000 shares of common stock expire in May 2020 and have an exercise price of $5.50 per share. Warrants to purchase a total of 20,000 shares of common stock expire in November 2020 and have an exercise price of $4.49 per share. Warrants to purchase a total of 20,000 shares of common stock expire in January 2021 and have an exercise price of $5.50 per share. Warrants to purchase a total of 320,536 shares of common stock expire in June 2021 and have an exercise price of $2.52 per share.

DESCRIPTION OF UNITS WE MAY OFFER

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

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the title of the series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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a discussion of certain United States federal income tax considerations applicable to the units; and

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any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale.  The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement.  We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.  The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.  The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement.  We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them.  In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.  Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law.  Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.  Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.  The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities.  These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids.  Over-allotment involves sales in excess of the offering size, which creates a short position.  Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions.  Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions.  These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be.  These transactions, if commenced, may be discontinued by the underwriters at any time.

Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market.  Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for any such securities.  The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.  Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act.  With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of our shares of common stock.

LEGAL MATTERS

The validity and legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by K&L Gates LLP, Charlotte, North Carolina.

EXPERTS

RBSM LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our financial statements are incorporated by reference in reliance on RBSM LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D. C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers, such as ENDRA Life Sciences Inc. (www.sec.gov). Our web site is located at www.endrainc.com. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to ENDRA Life Sciences Inc., 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105; Telephone: (734) 335-0468.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

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Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 20, 2018 (as amended by Form 10-K/A filed with the SEC on April 13, 2018);

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Quarterly Reports on Form 10-Q for the quarter ended March 30, 2018 filed with the SEC on May 15, 2018, the quarter ended June 30, 2018 filed with the SEC on August 13, 2018 and the quarter ended September 30, 2018 filed with the SEC on November 5, 2018;

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Current Reports on Form 8-K filed with the SEC on February 5, 2018, March 29, 2018 (as amended by Form 8-K/A filed on April 13, 2018), June 15, 2018; July 2, 2018, August 17, 2018, October 16, 2018 and November 13, 2018;

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Definitive Proxy Statement on Schedule 14A related to our 2018 Annual Meeting of Stockholders, filed with the SEC on May 10, 2018; and

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The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-37969) filed with the SEC on December 16, 2016 pursuant to Section 12(g) of the Exchange Act on December 26, 2000, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to ENDRA Life Sciences Inc., 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105; Telephone: (734) 335-0468. Copies of the above reports may also be accessed from our web site at www.endrainc.com. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

ENDRA Life Sciences Inc.

$20,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

PROSPECTUS

February 13, 2019

Shares of Common Stock

PROSPECTUS SUPPLEMENT

ThinkEquity
a division of Fordham Financial Management, Inc.

December    , 2020